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NORSKE SKOG CANADA LIMITED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS OF DOLLARS, EXCEPT RATIOS)

COMPUTATION UNDER CANADIAN GAAP

                                                                           Six months                      Years
                                                                              ended                        ended
                                                  Years ended June 30,     December 31,                 December 31,
                                                 --------------------------            --------------------------------------------
                                                   1999          2000          2000          2001          2002          2003
                                                 ----------------------------------------------------------------------------------
Earnings (loss) from continuing operations
before income taxes                                 $  28.7       $ 135.0       $ 132.3       $  23.3      $ (199.1)     $ (146.5)
Add: fixed charges                                      1.7             -             -          34.1          77.9          76.4
Less: interest capitalized                                -             -             -             -             -          (0.9)
                                                 ----------------------------------------------------------------------------------
Earnings (loss) from continuing operations
before income taxes and fixed charges               $  30.4       $ 135.0       $ 132.3       $  57.4      $ (121.2)     $  (71.0)

Fixed charges:
      Interest incurred                                 1.7             -             -          32.7          74.2          80.5
      Amortization of deferred amounts                    -             -             -           1.4           3.7          (4.1)
                                                 ----------------------------------------------------------------------------------
Total fixed charges                                  $  1.7       $     -       $     -       $  34.1       $  77.9       $  76.4

Ratio of earnings to fixed charges                    17.9x           (b)           (b)          1.7x           (a)           (a)



COMPUTATION UNDER U.S. GAAP

                                                                           Six months                    Years
                                                                              ended                      ended
                                                    Years ended June 30,   December 31,                December 31,
                                                 --------------------------            --------------------------------------------
                                                   1999          2000          2000          2001          2002          2003
                                                 ----------------------------------------------------------------------------------
Earnings (loss) from continuing operations
before income taxes                                 $  47.5       $ 126.1       $ 123.2     $   (21.5)     $ (140.9)     $  (82.7)
Add: fixed charges                                      1.7             -             -          34.1          77.9          76.4
Less: interest capitalized                                -             -             -             -             -          (0.9)
                                                 ----------------------------------------------------------------------------------
Earnings (loss) from continuing operations
before income taxes and fixed charges               $  49.2       $ 126.1       $ 123.2     $    12.6      $  (63.0)      $   (7.2)

Fixed charges:
      Interest incurred                                 1.7             -             -          32.7          74.2          80.5
      Amortization of deferred amounts                    -             -             -           1.4           3.7          (4.1)
                                                 ----------------------------------------------------------------------------------
Total fixed charges                                  $  1.7         $   -         $   -       $  34.1      $   77.9      $   76.4

Ratio of earnings to fixed charges                    28.9x           (b)           (b)           (a)           (a)           (a)




(a) Under Canadian GAAP, earnings (as defined) were insufficient to cover fixed charges for the years ended December 31, 2003 and 2002 by $147.4 million and $199.1 million, respectively. Under U.S. GAAP, earnings (as defined) were insufficient to cover fixed charges for the years ended December 31, 2003, 2002 and 2001 by $83.6 million, $140.9 million and $21.5 million, respectively.

(b) No ratio was calculated for the year ended June 30, 2000 and for the six months ended December 31, 2000 as the Company did not have indebtedness during these periods.